As filed with the Securities and Exchange Commission on June 27, 1994.
                                            Registration No. 33-____________


                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ___________________

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                             ___________________

                        FHP International Corporation
           (Exact name of registrant as specified in its charter)
                             ___________________

      Delaware                                            33-0072502
 (State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                       Identification No.)

           9900 Talbert Avenue, Fountain Valley, California 92708
                  (Address of principal executive offices)

       FHP International Corporation/TakeCare, Inc. Stock Option Plan
                           (Full title of the plan)

                              Robert F. Murphy
          Associate Vice President and Associate General Counsel
          9900 Talbert Avenue, Fountain Valley, California 92708
                  (Name and address of agent for service)
                              ___________________

 Telephone number, including area code, of agent for service:  (714) 963-7233
                              ___________________

                        CALCULATION  OF REGISTRATION  FEE

                                      Proposed      Proposed
                                      maximum       maximum
Title of            Amount            offering      aggregate     Amount of
securities          to be             price         offering      registration
to be registered    registered        per unit      price         fee


Common Stock,       965,000(1),(2)   $24.375(3)   $23,521,875(3)  $8,111(3)
par value $0.05     shares
per share

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416, an additional indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

(2) Each share is accompanied by a common share purchase right pursuant to the Registrant's Amended and Restated Rights Agreement, dated March 28, 1994, with American Stock and Transfer Company, as Rights Agent.

(3) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on June 22, 1994, as reported in the consolidated reporting system of NASDAQ and published in the Western Edition of the Wall Street Journal.

    The Exhibit Index for this Registration Statement is at page 9.

                                   PART I

                         INFORMATION REQUIRED IN THE
                           SECTION 10(a) PROSPECTUS


      The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Act"). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Act. These documents, which include the statement of availability required by
Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the require Section 10(a) of the Act.

                                  PART II

                         INFORMATION REQUIRED IN THE
                            REGISTRATION STATEMENT


Item 3.    Incorporation of Certain Documents by Reference

     The following documents of FHP International Corporation (the"Company") filed with the Securities and Exchange Commission are incorporated herein by reference:

     (a) Annual Report on Form 10-K for the Company's fiscal year ended June 30, 1993;

     (b) Quarterly Reports on Form 10-Q for the Company's quarterly periods ended September 30, 1993, December 31, 1993 and March 31, 1994; and

     (c) The description of the Company's Common Stock contained in its Registration Statement on Form S-4 dated May 2, 1994 (Registration No. 33-53431), and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amend-ment indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.


Item 4.    Description of Securities

     The Company's Common Stock, par value $0.05 per share, (the "Common Stock") is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.


Item 5.    Interests of Named Experts and Counsel

     Not Applicable.


Item 6.    Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of Delaware allows for indemnification of directors, employees and agents of a corporation against expenses (including attorneys' fees) and other amounts paid in settlement actually and reasonably incurred by them in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which any such person was or is a party or is threatened to be made a party, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his conduct was unlawful. In the case of an action or suit by or in the right of the corporation, such a person may not be indemnified in respect of any claim, issue or matter as to which he has been adjudged liable for negligence or misconduct in the performance of his duty to the Company, unless and only to the extent the court in which such action or suit was brought determines that such person is fairly and reasonably entitled to indemnity for such expenses as such court may deem proper. In each case, indemnification shall be made only upon specific authorization of a majority of disinterested directors, by written opinion of independent legal counsel or by the shareholders, unless the director, officer, employee or agent has been successful on the merits or otherwise in defense of any such action or suit, in which case he shall be indemnified without such authorization.

     The Certificate of Incorporation of the Company provides that directors, officers and certain other persons will be indemnified to the fullest extent permitted by Delaware law. In addition, the Company's Bylaws provide for mandatory indemnification of directors and officers and discretionary indemnification of employees. The Company is not required to indemnify any person in a proceeding initiated by such person. The Company's Certificate of Incorporation provides that the amendment or repeal of the indemnification provisions does not apply to the liability of any director of the Company with respect to acts or omissions of such director prior to such amendment or repeal.


Item 7.    Exemption from Registration Claimed

     Not applicable.


Item 8.    Exhibits

     See the attached Exhibit Index.


Item 9.    Undertakings

     (a)   The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previous Registration Statement or any material change to such information in the Registration Statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement;

           (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities
(other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fountain Valley, State of California, on June 24, 1994.




                                   By:______________________________
                                            Westcott W. Price III

                                   Its: Chief Executive Officer and President



                              POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Westcott W. Price III, Mark B. Hacken, Michael J. Weinstock, Robert F. Murphy and Russell D. Phillips, Jr., his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

  Signature                    Title                              Date



/s/Robert Gumbiner         Director                           June 24, 1994
________________________
Robert Gumbiner



/s/Westcott W. Price III   Chief Executive Officer,           June 24, 1994
________________________   President and Director
Westcott W. Price III      (Principal Executive Officer)



/s/Mark B. Hacken          Chief Executive Officer and        June 24, 1994
________________________   Director (Principal Executive
Mark B. Hacken             Officer)



/s/Burke F. Gumbiner       Director                           June 24, 1994
________________________
Burke F. Gumbiner



/s/Warner Heineman         Director*                          June 24, 1994
________________________
Warner Heineman



/s/Joseph F. Prevratil     Director*                          June 24, 1994
________________________
Joseph F. Prevratil



/s/Richard M. Rodnick      Director*                          June 24, 1994
________________________
Richard M. Rodnick


________________________   Director*                          June __, 1994
Jack R. Anderson



/s/Kenneth S. Ord          Chief Financial Officer            June 24, 1994
________________________   (Principal Financial Officer)
Kenneth S. Ord



/s/Valerie A. Fletcher     Controller (Principal              June 24, 1994
________________________   Accounting Officer)
Valerie A. Fletcher


_________________________________

* Member of Compensation Committee


                             EXHIBIT INDEX


Exhibit                                                         Sequentially
Number                      Description                         Numbered Page


4.          FHP International Corporation/TakeCare,
            Inc. Stock Option Plan (successor to the
            TakeCare, Inc. Amended and Restated 1990
            Stock Option Plan and the TakeCare, Inc.
            1993 Stock Option Plan).

5. Opinion of O'Melveny & Myers (opinion re legality).

23.1        Consent of Independent Accountants.

23.2        Consent of O'Melveny & Myers (included in
            Exhibit 5).

24.         Power of Attorney (included in this
            Registration Statement under "Signatures").